EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Yale Transaction Finders, Inc., a Delaware corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:

The annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2025

/s/ Jonathan Ledecky
Jonathan Ledecky
Principal Executive Officer

/s/ Arnold P. Kling
Arnold P. Kling
Principal Financial Officer and Principal Accounting Officer